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                                                               EXHIBIT 10.46

                   Attachment 3 to Article 2 - Manufacturing of the Alliance Agreement between Network
                   Computing Devices, Inc. and IBM Corporation

This Attachment is entered into by and between Network Computing Devices, Inc. ("NCD") and International Business Machines Corporation ("IBM").

                                   RECITALS

1. NCD and IBM have entered into an Alliance Agreement effective June 27, 1996 (the "Agreement") in the area of a network application terminal ("thin client") product.

2. NCD and IBM now desire to supplement and modify Articles 1 and 2 of the Agreement. This Attachment modifies Article 2, and a related Attachment (Attachment 2 to Article 1 - Development) modifies Article 1 of the Agreement. The provisions of this Attachment are entered into by the parties in consideration of the provisions of both new Attachments, and this Attachment shall become effective only when both such Attachments are executed by the parties. Except as explicitly described herein, this Attachment, together with the related Attachment described above, supersede and replace the Letter of Intent between IBM and NCD, dated June 5, 1997.

I.   ADJUSTMENT TO PRICE FORMULA FOR POWERPC 603 "PHANTOM" PRODUCT

NCD shall manufacture the Products as described in Article 1 - Development and its Attachments (including Attachment 2 to Article 1) in accordance with all the terms and conditions of Article 2 - Manufacturing. Such Products shall be considered "Products" for all purposes under the terms of the Alliance Agreement, provided, however that in determining the B/M cost of the PowerPC 603 "Phantom" Product described in Attachment 2 to Article 1, the following costs shall be added to the B/M for such Product:

     A.   Incremental Packaging and Freight Costs

NCD's actual Incremental Costs of the following items shall be added to the B/M costs for the PowerPC 603 "Phantom" Product:

          Product Packaging
          Freight Costs

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For the purposes of this Attachment, "Incremental Costs" shall mean the actual difference in charges paid by NCD for the above listed items between the existing 403-based IBM Network Station Products and the PowerPC 603 "Phantom" Product due to unique characteristics of the PowerPC 603 "Phantom" Product (i.e., size, weight).

     B.   Manufacturing/Engineering Support Costs

A Manufacturing/Engineering Support Cost of $1.00 per unit shall be added to the B/M cost for the initial release of the PowerPC 603-based Product, known as the PowerPC 603 "Phantom" Product, and for any follow-on or derivative PowerPC 603-based Products (collectively "PowerPC 603 Family Products"), but such charge shall apply only until (1) IBM has purchased 100,000 units of such PowerPC 603 Family Products, or (2) December 31, 1998, whichever occurs earlier. In the event IBM fails to purchase at least 100,000 units of PowerPC 603 Family Products from NCD by December 31, 1998, IBM will be required to pay NCD a lump sum equal to $1.00 times the difference between 100,000 and the actual number of PowerPC 603 Family Products purchased by IBM, so that the total amount of Manufacturing/Engineering Costs paid to NCD equals $100,000. In the event a lump sum is due, NCD may invoice IBM for such lump sum no earlier than January 1, 1999 and no later than March 31, 1999. IBM shall remit payment on NCD's invoice no later than 60 days after receiving such invoice.

     C.   Additional Product Warranty Costs

An additional charge of $1.50 shall be added to the B/M cost for the PowerPC 603 "Phantom" Product to cover the potential increase in NCD's cost of providing the warranty service for such Product. This additional warranty charge shall not be subject to the Quarterly Price Reviews and Adjustments described in section 4.2 of the Manufacturing Article, but such charge will cease to apply in the event IBM notifies NCD in writing that it is waiving its right to obtain Product Warranty service (as described in section 12.2 of the Manufacturing Article) for the PowerPC 603 "Phantom" Product.

Following execution of this Attachment, the parties shall work in good faith to update the PSPL to reflect the price and related details of the Products covered by this Attachment.

II.  TOOLING FOR POWERPC 603 "PHANTOM" PRODUCT

The provisions of section 8 "Tooling" of the Manufacturing Article shall apply to the tooling for the Products covered by this Attachment. The parties agree, however, that soft tooling and the initial production-level tooling (or "hard tooling") for the PowerPC 603 "Phantom" Product shall be considered Tooling required by IBM due solely to an IBM mechanical design change, and IBM shall therefore pay for such Tooling" If requested by IBM, NCD shall negotiate in good faith with IBM for the amortization of such Tooling costs over the projected volumes of Products for which such Tooling would be used.

III. RENEWAL OF MANUFACTURING ARTICLE

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Pursuant to section 7.1 of the Base Agreement, the parties hereby agree that the Agreement shall be, and hereby is, renewed through December 31, 2000.

IV.  AMENDMENT TO IBM VOLUME PERCENTAGE REQUIREMENTS FOR 1999 AND 2000

The parties hereby agree to amend section 14.1 of Article 2 of the Agreement by making the following modifications:

     A. Second unnumbered paragraph, first line, remove "or 100,000 units."

     B. Second unnumbered paragraph, third line, remove "or 50,000 units.

V. AMENDMENT TO SECTION 12.2 (PRODUCT WARRANTY) OF ARTICLE 2 AND ADDITIONAL IMPLEMENTATION DETAIL

     Pursuant to Section 12.2 of Article 2, the parties have agreed to additional implementation details for handling warranty returns and service. These details are contained in Exhibit A to this Attachment, and are hereby incorporated into this Attachment by reference. The parties' Manufacturing Article Coordinators may modify, or waive compliance with, such details by mutual written agreement.

VI.  IBM DESIGNATED AS IMPORTER OF RECORD FOR SHIPMENTS OUTSIDE UNITED STATES

     The parties agree that, effective January 1, 1998, IBM shall be designated as the importer of record for shipment of IBM-ordered Products to IBM-designated locations outside of the United States. Accordingly, IBM shall be responsible for paying the applicable import duties to the governmental authority of the country into which such Products are imported, and for providing such governmental authority with the required documentation and certifications necessary for importation and customs clearance. The "F.O.B. IBM Location" provision of Article 2 shall remain intact, and NCD shall continue to be responsible for shipment and delivery of Products to the IBM-designated delivery point. NCD shall retain the title and the risk of loss for such Products until they are delivered to the IBM-designated delivery point, except that if the law of any country into which IBM requests importation of the Products requires that the importer of record hold legal title to the Products, then title shall pass to IBM at the last moment necessary for IBM to comply with such law and become importer of record. In all cases, risk of loss and responsibility for shipment shall remain with NCD until the Products are delivered to the IBM-designated location.

     NCD shall diligently execute all documents necessary for IBM to become importer of record for shipments to non-U.S. locations on or after January 1, 1998, and shall

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     cooperate fully with IBM throughout the term of the Alliance Agreement in providing all information and certifications necessary for customs clearance and importation, including but not limited to certifications and information as to the country of origin of such Products. NCD shall remain responsible for complying with all labelling specifications requested by IBM to ensure compliance with import and export laws.

     In addition, effective  January 1, 1998, the last paragraph of section
     4.1 of Article 2 - Manufacturing shall be deleted in its entirety and replaced with the following:

       NCD agrees that it will reimburse IBM for the excess portion of any duty paid by IBM resulting from the shipment of IBM-ordered Products to any IBM-location outside of the United States that is greater than the amount of duty that would have been paid for shipment of the Products form the United States to the same IBM-designated location on the same date. Upon being notified in writing by IBM of such duty excess, NCD shall make such reimbursement by applying a credit reflecting the excess duty to the invoices submitted to IBM for such Products. NCD shall show this credit, and identify it as such, as a separate line item on the invoice, and shall indicate the total amount of the credit applicable to such invoice as well as the per unit amount of the credit and the number of units to which it applies. The duty paid by IBM shall continue to be considered part of the piece price of Products for purposes of evaluating price competitiveness under sections 13 and 14 of Article 2, except that any excess duty credit applied by NCD in accordance with this paragraph shall be considered to reduce the price by the amount of such credit for the purpose of sections 13 and 14 or Article 2.

     The parties agree that the intent of this change in the importer of record designation is to have IBM take administrative responsibility for import clearance in IBM-designated non-U.S. locations It should not be construed as altering the general responsibility of the parties with respect to shipment and risk of loss of the Products or altering the balance of financial obligations except for such expenses incidental to IBM assuming the administrative responsibility of importer of record.

VII. PRODUCT FULFILLMENT/REPLENISHMENT PLAN DEVELOPMENT

     IBM and NCD both agree that the implementation of a competitive fulfillment/replenishment process is essential to meeting the demands and rigors of the netowork computing marketplace. NCD agrees to commence face-to-face discussions and telephonic meetings with IBM within 15 days after execution of Attachment 3 to Article 2 to dicsuss the parameters of implementing such a program. At a minimum, IBM and NCD will discuss the following:


       IBM's requirements for the fulfillment/replenishment process; IBM volume requirements; IBM's desired points of distribution; expenses and costs and which

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       party bears such costs associated with program implementation; and a proposed timetable for implementation.

     IBM and NCD commit to working in good faith to establish a plan for executing a competitive fulfillment/replenishment process pursuant to a timetable mutually agreed to by both parties.

VIII.     CHANGE IN IBM'S MANUFACTURING ARTICLE COORDINATOR

          IBM hereby notifies NCD that IBM's Article 2 Coordinator is changed to the following:

                    Glenn Gallagher
                    IBM Corporation, Dept. U7JA
                    P.O Box 12195
                    3039 Cornwallis
                    Research Triangle Park, NC 27709-2195

                    PHONE:  (919) 486-0835
                    FAX:    (919) 546-7606


IX.       BILL OF MATERIALS INFORMATION FOR POWERPC 603 "PHANTOM" PRODUCT

          NCD agrees to provide to IBM's Manufacturing Article Coordinator no later than Monday, November 10, 1997 a fully-costed Bill of Materials for the PowerPC 603 "Phantom" Product assuming an ordering process in accordance with the Manufacturing Article without any special expedite charges. Such Bill of Materials shall be separately itemized for each component, service and other charge that comprises the Bill of Materials, and shall represent the best comptetivie costs that NCD has been able to obtain for such items. The Bill of Materials shall be accompanied by reasonable justification/explanation for each of the charges. Where the contract requires the Bill of Materials to include cost differentials, or "deltas," the itemization of such delta costs shall be accompanied by the base costs from which such delta costs are the result.

IN WITNESS WHEREOF, each party has reviewed this Article and each party has executed this Article by signature of its authorized representative.

NETWORK COMPUTING DEVICES, INC.            INTERNATIONAL BUSINESS
                                           MACHINES CORPORATION

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Signature /s/ Lorraine Hariton     Signature /s/ Stephen R. Villanueva
              ----------------                   ---------------------
Printed Name  Lorraine Hariton     Printed Name  Stephen R. Villanueva

Printed Title Sr. V.P. of          Printed Title Director, OEM
              Marketing &                        Procurement
              Business Development


Date        11/4/97                Date          11/4/97
     --------------------------         --------------------------

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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING
---------------------------------------------------------------------
 REPAIR PROCESS FOR FACTORY FAILED PARTS:

    When a new 8361 unit fails in test at either Raleigh, Greenock, or other IBM manufacturing location; the manufacturing location will do the following:

       Manufacturing will accumulate the failed new units, fill out the IBM paperwork and send with the parts to the reclamation department who will fill out an RPR form and initiate a P.O. and route these to the buyer. The buyer, to get authorization to return the units, will send an e-mail(for either Greenock or
       Raleigh) to:            srs@ncd.com
       with a copy to :    pronto@ncd.com
                               msm@ncd.com

       This e-mail will include: the IBM person to contact, where to ship the units back to, the serial numbers for all units covered by the RMA, and a problem description for each unit (if available). NCD will respond with a Return Material Authorization(RMA) number. The response will be no later than the end of the next work day. The buyer will provide this RMA number to the Reclamation department and will process a Purchase Order to get these parts returned and repaired. The buyer will also process a debit memo for the quantity of parts returned. This will cause the purchase price for the returned units to be subtracted from the next new build invoice(s) unless the failed parts are repaired and returned before any pending new build invoices are paid.

       The Raleigh Reclamation Department will ship the failed parts along with the RPR form to NCD at the following address:

          Attn: RMA number xxxxxxx       fill in the RMA number here
                NCD INC.
                301A Ravendale Ave.
                Mountain View, California 94043

       The Greenock Reclamation Department will ship the failed parts along with the RPR form to NCD at the following address:

          Attn: RMA number xxxxxxx       fill in the RMA number here
                Eurographics Industries Limited
                Unit 6, 24 Premier Way
                Abbey Park Industrial Estate
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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING

                Romsey, Hampshire, England S051 9AQ

Parts will be returned to NCD once per month or whenever a quantity of 20 to 50 is accumulated, or once per week if the failure rate exceeds 10 units/week.

Parts will be returned in the original shipping material with an acceptable overpack. Shipping via ground transportation is acceptable.

Shipping cost to NCD will be paid by IBM.

NCD will:

- Repair or replace these systems within two weeks(ten working days not counting shipping time) of their receipt from IBM and ship them back to the IBM manufacturing location address indicated on the RPR form.

Note: Systems that failed in the field cannot be sent to any IBM manufacturing site after repair; these units must be sent to the IBM field parts location.

- Provide failure/repair data to designated IBM person(s) within two weeks of completing lot repair. Failure data will be provided via e-mail in a mutually agreed format.

- Retest the units using the NCD Repair Process fo IBM M/T 8361 and 8362 - see attachment.

- Perform all of the same quality assurance processes used on new units.

- During repair, install any required E.C.'s that have occurred since the unit was first shipped. The individual E.C. will specify if it needs to be applied on factory/field returned product.

- Mark the repaired unit with a code that indicates it was repaired and the date it was repaired. The mark to be made with indelible ink. Mark to be located on the logic card inside the covers.

- Any unit that comes back for repair within six months of having been previously repaired must be scrapped and replaced.

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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING

- The S/N of the unit does not need to change.

- Shipping these repaired units to IBM is at NCD cost. Shipping via ground transportation is acceptable.

---------------------------------------------------------------------------
                REPAIR PROCESS FOR FIELD RETURNED UNITS

IBM Mechanicsburg will return field failed units to the following address:

          Attn: RMA number xxxxxxx       fill in the RMA number here
                NCD INC.
                301A Ravendale Ave.
                Mountain View, California 94043

IBM Europe will return field failed units to the following address:

          Attn: RMA number xxxxxxx       fill in the RMA number here
                Eurographics Industries Limited
                Unit 6, 24 Premier Way
                Abbey Park Industrial Estate
                Romsey, Hampshire, England S051 9AQ

The failed units will be in their original shipping container with an acceptable overpack.

When the field parts depot(Mechanicsburg or Someplace in Europe) has accumulated a quantity of failed parts, the Parts Analyzer (currently Dave Lebo in Mechanicsburg 717-795-4169, and Tony Rennie in Greenock) will generate a list of the serial numbers to be repaired. The analyzer will contact NCD via email(see e-mail address below) to determine which parts are covered by NCD's warranty and which are to be repaired at IBM's cost.

The analyzer will list the serial numbers and a problem description for each unit(if available) in an RMA form along with the name of the IBM person to contact, and where to ship the units back to; and then contact the IBM buyer to arrange for repair. The buyer will process a P.O. based on the data in the RMA. The buyer will send an e-mail to NCD to get authorization to return the parts. The e-mail (for either

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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING

Europe or Raleigh) will be sent to:   srs@ncd.com
    with a copy to   :    pronto@ncd.com
    and                   msm@ncd.com

This e-mail will include: the IBM person to contact, where to ship the units back to, the serial numbers for all units covered by the RMA, and a problem description for each unit(if available). NCD will respond with a Return Material Authorization(RMA) number no later than the end of the next work day. The buyer will provide this RMA number to the analyzer.

Mechanicsburg/Europe will ship failed parts along with the RMA form to NCD at the address(es) above.

Shipping charge to NCD will be paid by IBM

NCD  will:

- Remove any extra memory SIMMs or Video memory left in the unit, record P/Ns and serial number on which this occurred. Record the serial number and missing parts of any system returned missing parts. Return the extra parts to IBM at IBM's request.

- Scrap and replace any unit that comes back for repair within six months of having been previously repaired.

- Clean the returned units.

- Covers must be in good working order and have same appearance as a new cover; or the cover must be replaced.

- Repair the failed units. Any unit that is not repairable and is still under warranty must be replaced with a new unit; if out of warranty, it will be returned to IBM to be scrapped and IBM will be charged a diagnostic fee.

- Repair or replace these systems within two weeks(ten working days not counting shipping time) of their receipt from IBM and ship them back to the IBM field location address indicated on the RPR form. If quantity to repair exceeds 100 units, the repair time must be negotiated at the time the P.O. is placed.

- During repair, install any required E.C.'s that have occurred since the unit was first shipped. The individual E.C. will specify if it needs to be applied on factory/field returned

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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING

product.

- Retest the units using an approved process. NCD Inc will submit their repair process for review. When approved that document will become part of this process.

- Perform all of the same quality assurance processes used on new units.

- The S/N of the unit does not change.

- Mark the repaired unit with a code that indicates it was repaired and the date it was repaired. The mark to be made with indelible ink. Mark to be located on the logic card inside the cover.

- Place repaired unit in a new shipping container marked per IBM specifications.

- Send repaired field returned cards at NCD Inc cost back to the Field location indicated on the RMA form - not to any manufacturing locations. Shipping via ground transportation is acceptable.

- Provide failure/repair data to IBM within two weeks of repair.

-------------------------------------------------------------------
-------------------------------------------------------------------
  NCD Repair Process for IBM M/T 8361 and 8362

  NCD Receiving coordinator will;

1. Verify serial number and part number of unit against RMA # issued to customer. If the serial numbers do not match, the unit is put on hold until the issue can be resolved (customer service will contact the customer)

2.  Receive the unit into the system.

3.  Print a traveler (paperwork that accompanies the unit through the

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                            EXHIBIT A
            TO ATTACHMENT 3 TO ARTICLE 2 - MANUFACTURING

     process).

4.  Checks s/n of unit for "second time back status"
    Any units coming back within 6 months of last repair date is sent to MRB. MRB must get approval of IBM quality engineering to reuse any second time back board. Without this approval, board cannot be sent back to IBM.

5.  Units are sent to technicians for repair.

    Repair technicians will;

6. Verify data/configuration of the unit (boot prom version, Ethernet address, simms, etc.) and record information on traveler.

7. Any information regarding additional or missing parts will be forwarded to customer service. Customer service will contact customer for resolution of these issues.

      Invoicing required as a result of these issues will be handled by the Customer Service representative.

8.  Write any upgrades required on the traveler.

9.      Attempt to duplicate problem with manual "bench test"
        If problem is duplicated or a problem is found the unit is repaired and proceeds to the next process step.
        If there is no problem found, the unit is put through a two day burn-in test. If no problem is found during this burn-in the unit will continue through the process and if no other problem is found it will be classified as "NO Trouble Found". If the unit fails during this burn-in, it will be worked on until the problem is identified and repaired or the board will be replaced.

10. Required E.C. upgrades are installed on units.

11. Unit is put into overnight "burn-in test" (which is the same as the new build burn-in.)
        The overnight burn-in test; cycles power, cycles temp and does a continuous composite cycle test (~5 minutes)
        This looping test does a complete functional test; a minimum amount of passes are required in order to pass test, data is logged onto database automatically.

12. After successful completion of the overnight burn-in the manual

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                            EXHIBIT A
            TO ATTACHMNT 3 TO ARTICLE 2 - MANUFACTURING

     bench test is repeated.
        If the unit cannot pass the overnight burn-in and the manual bench test, the pcb or unit will be replaced.

13. Original configuration and factory defaults are loaded.
        Any extra parts (simms, etc.) are removed and all parts required to meet original configuration are installed. This unit will be exactly as it was originally shipped with the addition of any required E.C.'s

14. Complete inspection of rework and configuration of unit.

15. Mark date unit was repaired on the PCB.

16. All repair information is entered into the database.

17. Unit is sent to base packaging station.

    Base Packaging will;

18. Do a cosmetic inspection of the unit - replacing any parts which do not meet the cosmetic criteria.

19. Fill out the Repair Notification Form
        Any serial numbers that were changed, (pcb or unit) will be noted on this form.

20. Insure all labels are correct and package the unit.

21. Submit lot to Quality for inspection.

    Shipping;

22. Verify the quantity of parts ready for shipment against the quantity received for that RMA.
        Initially, no partial shipments will be made on Field Returned unit RMAs; any unit that was unrepairable will be replaced at a cost to IBM that is different than units that are repaired. As the product matures, IBM can elect to not have the unit replaced and just pay a screening cost that is different than the cost of units that are repaired.

23. Ship back any additional parts per customers requirements.